Exhibit 10.17

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 by and among FIGS, Inc., a Delaware corporation (the “Company”), Heather Hasson and Catherine Spear (each, an “Individual Founder” and, together, the “Individual Founders”), the trusts named on the signature pages hereto (each, a “Founder Trust” and, each Individual Founder and her Founder Trusts, a “Founder”), the Special Proxyholder identified on the signature pages hereto (the “Special Proxyholder”), and Tulco, LLC, a Delaware limited liability company (“Tulco”). The Individual Founders and Founder Trusts are referred to collectively herein as the “Founders.” The Founders and Tulco and each other trust or entity that may become a party hereto pursuant to Section 8.13 are referred to collectively herein as the “Investor Parties,” and each, an “Investor Party.” The Company, the Special Proxyholder and the Investor Parties are referred to collectively herein as the “Parties,” and each, a “Party.” Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Amended and Restated Certificate of Incorporation (as amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”) of the Company.

RECITALS

WHEREAS, each of the Parties desires to provide for the election or re-election of the Individual Founders to the Board of Directors of the Company (the “Board”) and for the election or re-election of a Tulco Director after the Company has completed its proposed initial public offering of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”); and

WHEREAS, the Certificate of Incorporation to be filed in connection with the IPO will provide for the reclassification of all outstanding shares of the Company’s common stock, par value $0.0001 per share, into shares of Class A Common Stock and subsequent thereto certain of such shares will be exchanged for shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the Parties hereby agree as follows:

1.    Voting Provisions.

1.1    Shares. Each Party expressly agrees that the terms and restrictions of this Agreement shall apply to all shares of each class of Common Stock (or other shares of capital stock of the Company or shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law) (i) which each Investor Party thereof owns or holds or hereafter acquires or holds by any means, including, without limitation, by purchase, assignment, conversion or exercise of any stock option, warrant or other right, the settlement of any restricted stock unit or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, or (ii) with respect to which each Investor Party thereof exercises voting control, or hereafter acquires voting control by any means (including, in the case of each of (i) and (ii), as a result of a transfer, assignment, sale or other disposition of any Shares to a Permitted Transferee pursuant to the applicable provisions of the Certificate of Incorporation) (the shares described in (i) and (ii), collectively with respect to each Investor Party, “Shares”, provided that, any such shares of Common Stock or other capital stock shall only constitute “Shares” of an Investor Party for purposes of this Agreement while so owned, held or controlled (with respect to voting) by such Investor Party).

1.2    Board Composition.

(a)

Subject to Section 2, during the term of this Agreement, from time to time and at all times, each Investor Party, in its capacity as a stockholder or beneficial owner of Shares, agrees to vote all Shares FOR, or cause all Shares to be voted FOR, the election or re-election of each of the Individual Founders that has been duly nominated for election or re-election as members of the Board at each annual or special meeting of stockholders at which members of the Board are to be elected, and to take all actions by consent in writing or by electronic transmission in lieu of any such meeting to approve the election or re-election of each of the Individual Founders that have been duly nominated for election or re-election as members of the Board.

(b)

For so long as the aggregate number of outstanding shares of Common Stock held by Tulco and its Permitted Transferees represents at least 10% of the aggregate number of outstanding shares of all classes of Common Stock (calculated on a diluted basis to include any issued and outstanding options, restricted stock units or other equity awards, whether vested or unvested, of the Company) (the “Tulco Director Threshold”), during the term of this Agreement, from time to time and at all times, each Investor Party, in its capacity as a stockholder or beneficial owner of Shares, agrees to vote all Shares FOR, or cause all Shares to be voted FOR, the election or re-election of one (1) director designated by Tulco (the “Tulco Director”), that has been duly nominated for election or re-election as a member of the Board at each annual or special meeting of stockholders at which members of the Board are to be elected, and to take all actions by consent in writing or by electronic transmission in lieu of any such meeting to approve the election or re-election of the Tulco Director that has been duly nominated for election or re-election as a member of the Board. In the event of the death, resignation or removal of the Tulco Director, Tulco is entitled to designate an individual to fill the vacant seat created thereby for the duration of his or her term and, thereafter, the director designated by Tulco to fill such vacancy shall be referred to as the Tulco Director for purposes of this Agreement.

(c)	Each Investor Party agrees to execute and deliver any written consents representing an action by stockholders of the Company required to perform the obligations of this Agreement.

(d)

For the avoidance of doubt, nothing in this Agreement requires any Individual Founder or Tulco Director to serve as a member of the Board, and any Individual Founder or Tulco Director may resign from the Board at any time.

1.3    Removal of Board Members. Subject to Section 2, during the term of this Agreement, from time to time and at all times, each Investor Party, in its capacity as a stockholder or beneficial owner of Shares, agrees to vote, or cause to be voted, at any annual meeting or special meeting of stockholders at which any Individual Founder or Tulco Director is to be removed from the Board, all Shares AGAINST the removal of such Individual Founder or Tulco Director, as the case may be, from the Board, and to not take any actions by consent in lieu of any such meeting in favor of the removal of each such Individual Founder or Tulco Director, as the case may be, from the Board. For so long as Tulco is entitled to designate a director as provided in Section 1.2(b), upon request of Tulco to remove such director, each Party agrees to vote, or cause to be voted, all Shares in favor of such removal.

1.4    No Liability for Election of Individual Founders or Tulco Director. No Investor Party shall have any liability as a result of voting in favor of the election of any person to the Board for any act or omission by such person in his or her capacity as a member of the Board, nor shall any Investor Party have any liability as a result of voting for any Individual Founder or Tulco Director in accordance with the provisions of this Agreement.

2.    Voting Proxy. Each Individual Founder and the Founder Trusts affiliated with such Individual Founder hereby grants, effective upon such Individual Founder’s death or Disability a voting proxy, coupled with an interest in all Shares of such Individual Founder and her Founder Trusts, to the other Individual Founder to vote or to deliver or not deliver consent in writing or by electronic transmission, in any election or re-election of directors of the Company or in any vote of stockholders regarding the removal from the Board of any Individual Founder or Tulco Director, all such Shares in the manner provided in Sections 1.2 and 1.3 hereof (the “Voting Proxy”); provided that, effective upon the death or Disability of the sole remaining Individual Founder or upon the simultaneous death or Disability of both Individual Founders, the Voting Proxy shall automatically transfer to the Special Proxyholder, in which case all such Shares shall be voted by the Special Proxyholder in the manner provided in Sections 1.2(b) and 1.3 hereof. Notwithstanding the foregoing, upon the death or Disability of the first Individual Founder to die or become Disabled, if (i) there are any Shares that are held in an irrevocable trust of which the surviving Individual Founder is the grantor, (ii) the Company would be treated as a controlled corporation with respect to such surviving Individual Founder as defined in Section 2036(b)(2) of the Internal Revenue Code, and (iii) pursuant to this Section 2, the Voting Proxy over such shares would transfer to such surviving Individual Founder, the Voting Proxy shall instead transfer to the Special Proxyholder, and the Special Proxyholder shall have full power and authority, and hereby agrees, to vote the Shares held in such trust in accordance with Section 1.2(b) and 1.3 hereof. The Voting Proxy, with respect to each such Share, is coupled with an interest and shall be irrevocable and shall terminate, with respect to such Share, upon the earliest to occur of (i) the termination of this Agreement pursuant to its terms; (ii) such time as this Section 2 is amended to remove such grant of proxy in accordance with Section 8.6 hereof; and (iii) such Share is converted into a share of Class A Common Stock pursuant to Section 7 of Part A of Article IV of the Certificate of Incorporation.

3.    Nominating Provisions. Each Party agrees, in connection with each annual meeting or special meeting of stockholders at which directors are to be elected following the closing of the IPO, that such Party shall take all Necessary Action (as defined below) to, or to cause the Board and the Nominating and Corporate Governance Committee of the Board, as applicable, to (i) include the Individual Founders and Tulco Director in the slate of nominees nominated by the Board for the applicable class of directors (or the full Board if the Board is no longer classified) for election or re-election by the stockholders of the Company, (ii) include such Individual Founders and Tulco Director in the Company’s proxy statement for such stockholder meeting or similar document or soliciting materials, and (iii) recommend in favor of each Individual Founder’s and Tulco Director’s election or re-election as a director. “Necessary Action” for purposes of this paragraph means, with respect to a specified result, all actions, to the fullest extent permitted by applicable law and as consistent with applicable fiduciary duties of directors, necessary to cause such result, including, without limitation, (a) voting, providing a written consent or otherwise causing the adoption of board resolutions with respect to the nomination of each Individual Founder and Tulco Director and inclusion in the Company’s proxy statement or similar document or soliciting materials of the Individual Founder and Tulco Director, (b) causing the adoption of board and/or stockholder resolutions and amendments to any organizational documents, (c) executing agreements and instruments and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result. In the event that an Individual Founder or the Tulco Director is not included in the slate of nominees nominated by the Board for an applicable meeting of stockholders, the Company further agrees to provide such Individual Founder or the Tulco Director, as applicable, the opportunity to nominate herself or himself for election to the Board. The obligations set forth in this paragraph shall terminate with respect to an Individual Founder or a given Tulco Director upon the earlier to occur of (i) the date such individual is no longer serving as a member of the Board, whether by resignation, removal for cause or determination not to stand for re-election, and (ii) such individual’s death or Disability.

4.    Transfers. Nothing in this Agreement shall prevent any Investor Party from effecting a Transfer of its Shares (including through an assignment, sale or other disposition). Upon any such Transfer (other than a Permitted Transfer), each such transferred Share shall cease to be subject to this Agreement and shall, in accordance with the terms of Section 7 of Part A of Article IV of the Certificate of Incorporation, convert into one share of Class A Common Stock.

5.    Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any Investor Party, to execute and deliver any further instruments or documents and to take all such further action as the requesting Investor Party may reasonably request in order to evidence or effectuate the consummation of the obligations contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

6.    Remedies.

6.1    Specific Enforcement. Each Party acknowledges and agrees that each Party will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that any aggrieved Party shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

6.2    Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

7.    Term and Termination. This Agreement shall be conditioned upon and effective as of the filing and effectiveness of the Certificate of Incorporation immediately prior to the closing of the Company’s IPO and shall continue in effect until, and shall terminate (a) upon such time as neither of the Founders nor any of their Permitted Transferees hold shares of Class B Common Stock, (b) with respect to Tulco, upon such time as Tulco or its Permitted Transferees no longer hold, in the aggregate, a number of Shares equal to or exceeding the Tulco Director Threshold, or (c) upon a Final Conversion Event. If the closing of the IPO has not occurred by June 30, 2021, this Agreement shall automatically terminate and be of no further force or effect.

8.    Miscellaneous.

8.1    No Assignment. The terms and conditions of this Agreement, including all obligations and rights therein, may not be assigned.

8.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

8.3    Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, including electronic signatures, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery with written verification of receipt. All communications shall be sent to the respective Parties at their address set forth below or on the signature pages hereto, or at such other address as any Party shall, from time to time, designate by ten (10) days’ advance written notice:

If to Heather Hasson or her Founder Trusts, to:

Heather Hasson

c/o FIGS, Inc.

2834 Colorado Avenue, Suite 100

Santa Monica, CA 90404

Email:

If to Catherine Spear or her Founder Trusts, to:

Catherine Spear

c/o FIGS, Inc.

2834 Colorado Avenue, Suite 100

Santa Monica, CA 90404

Email:

If to Tulco, to:

c/o Jeff Miller

61 E. Colorado Blvd.

Unit 200

Pasadena, CA 91105

Tel: (626) 495-0702

Email:

And in each case, with a copy (which shall not constitute notice) to:

Todd Maron

FIGS, Inc.

2834 Colorado Avenue, Suite 100

Santa Monica, California 90404

Email:

***

Marc Jaffe

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Tel: (212) 906-1281

Email:

***

8.6    Consent Required to Terminate, Amend or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Parties; provided that, in the event of the death or Disability of any Individual Founder, the holder of the Voting Proxy shall sign on behalf of such Individual Founder and in the event of the death or Disability of both Individual Founders, the Special Proxyholder shall sign on behalf of the Individual Founders. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on each Party.

8.7    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.8    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.9    Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the Parties are expressly canceled.

8.10    Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (THE “VOTING AGREEMENT”) (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE ORIGINAL HOLDER OF THESE SHARES), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO, AND SHALL BECOME BOUND BY, ALL THE PROVISIONS OF THE VOTING AGREEMENT UNTIL THE TERMINATION THEREOF AS SET FORTH THEREIN.”

The Company agrees to cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 8.10. The Parties do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 8.10, herein and/or the failure of the Individual Founders or Tulco to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.11    Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such securities shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 8.10.

8.12    Manner of Voting; Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8.13    Additional Investor Parties. Unless prohibited by applicable law, in the event that after the date of this Agreement, a Founder, Tulco or other Qualified Stockholder effects a Transfer of Shares that is intended to be a Permitted Transfer, then, to the extent the person or entity that will have direct and exclusive Voting Control over the Shares immediately following the Transfer to the intended transferee is not already party to this Agreement, such transferor shall cause such person or entity to, as a condition of such Transfer, become a party to this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A (“Joinder Agreement”), agreeing to be bound by and subject to the terms of this Agreement as an Investor Party including making the representations and warranties set forth in Section 8.14, and thereafter each such person or entity shall be deemed an Investor Party for all purposes under this Agreement. No action or consent by the Parties shall be required for such joinder to this Agreement by such additional Investor Party, so long as such additional Investor Party has agreed in writing to be bound by all of the obligations as an Investor Party hereunder.

8.14    Representations and Warranties. Each of the Parties represents and warrants, severally and not jointly, to the other Parties that (a) such Party has all requisite power, authority and capacity, as applicable, to execute and deliver this Agreement and to perform such Party’s obligations under this Agreement; (b) the execution, delivery and performance of this Agreement by such Party do not (i) with respect to each Party that is not a natural person, violate the organizational documents (including any trust agreement, where applicable) of such Party, (ii) violate any law or order applicable to such Party, or (iii) require any consent or approval that has not previously been obtained; and (c) assuming the due authorization, execution and delivery by each other Party, this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

8.15    Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of

Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court(s), that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

8.16    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

8.17    Spousal Consent. If any Individual Founder is married on the date of this Agreement, such Individual Founder’s spouse shall execute and deliver to each other Founder a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Individual Founder’s Common Stock that do not otherwise exist by operation of law or the agreement of the Parties. If any Individual Founder should marry or remarry subsequent to the date of this Agreement, such Individual Founder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

8.18    Special Proxyholder. The Individual Founders may, by unanimous written consent of each Individual Founder then living, replace the Special Proxyholder from time to time and shall appoint a replacement upon the Special Proxyholder’s earlier death, Disability or resignation, which new Special Proxyholder shall become party to this Agreement with all of the rights and obligations of the Special Proxyholder set forth herein.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

FIGS, INC.

By:

Name:

Title:

[Signature page to FIGS, Inc. Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

HEATHER HASSON

HEATHER HASSON, TRUSTEE OF HEATHER HASSON REVOCABLE TRUST

U/A/D    12/18/2017

[Signature page to FIGS, Inc. Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

CATHERINE SPEAR

CATHERINE SPEAR, AS TRUSTEE OF

THE CATHERINE SPEAR REVOCABLE TRUST U/A/D 12/18/2017

CATHERINE SPEAR, AS TRUSTEE OF

THE WINGAERSHEEK IRREVOCABLE TRUST I, U/A/D 10/15/2020

CATHERINE SPEAR, AS TRUSTEE OF

THE WINGAERSHEEK IRREVOCABLE TRUST II, U/A/D 10/15/2020

CATHERINE SPEAR, AS TRUSTEE OF

THE MAPLE TREE IRREVOCABLE TRUST, U/A/D 10/16/2020

[Signature page to FIGS, Inc. Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

DEVON DUFF GAGO, AS SPECIAL PROXYHOLDER

DEVON DUFF GAGO, AS SPECIAL TRUSTEE OF

THE WINGAERSHEEK IRREVOCABLE TRUST II, U/A/D 10/15/2020

DEVON DUFF GAGO, AS SPECIAL TRUSTEE OF

THE WINGAERSHEEK IRREVOCABLE TRUST I, U/A/D 10/15/2020

Address:	Devon Duff Gago
c/o FIGS, Inc.
2834 Colorado Avenue, Suite 100
Santa Monica, CA 90404
Email:

[Signature page to FIGS, Inc. Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

TULCO, LLC

By:

Name:

Title:

[Signature page to FIGS, Inc. Voting Agreement]